                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K/A

                               AMENDMENT NO. 2 TO

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) December 16, 1998
                                                        -----------------




                                   EG&G, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)






      Massachusetts                 1-5075                  04-2052042
     ---------------       ------------------------     -------------------
     (State or other       (Commission File Number)       (IRS Employer
     jurisdiction of                                    Identification No.)
      incorporation)



                45 William Street, Wellesley, Massachusetts 02481
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)






                                 (781) 237-5100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)




                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Amendment No. 2 on Form 8-K/A amends and restates Item 7 of the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 30, 1998 by EG&G, Inc.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)      Financial Statements of Businesses Acquired

         The financial statements required to be filed were previously reported in the Lumen Technologies, Inc. (formerly BEC Group, Inc.) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and in the ILC Technology, Inc. Annual Report on Form 10-K for the fiscal year ended September 27, 1997 and are included in the Exhibits to this Form 8-K/A.

(b)      Unaudited Pro Forma Financial Information

         On December 16, 1998, Lighthouse Weston Corp. ("Lighthouse"), a wholly owned subsidiary of the Company, completed its tender offer for shares of common stock of Lumen Technologies, Inc. ("Lumen"), which is engaged in the business of developing, manufacturing and marketing specialty light sources and related products for markets requiring advanced optical technologies. Lighthouse acquired approximately 92.3% of Lumen's common stock pursuant to the tender offer. On January 4, 1999, Lumen became a wholly owned subsidiary of the Company, as a result of the merger of Lighthouse with and into Lumen. The acquisition of Lumen by the Company was accounted for as a purchase.

         The following unaudited pro forma consolidated financial information gives effect to the acquisition of Lumen and should be read in conjunction with the historical financial statements and related notes thereto for both the Company and Lumen (including the historical financial statements and related notes thereto for ILC). The unaudited pro forma consolidated income statements for the fiscal year ended December 28, 1997 and the nine-month period ended September 27, 1998 give effect to the acquisition as if the acquisition was completed as of January 1, 1997, and combines the Company's and Lumen's historical income statements for each respective period. The unaudited pro forma consolidated results for the fiscal year ended December 28, 1997 and the nine-month period ended September 27, 1998 exclude acquisition-related charges of $2.3 million for purchased in-process technology related to Lumen.

         The unaudited pro forma consolidated income statement for the fiscal year ended December 28, 1997 includes columns representing the Company's historical results as adjusted for the 1998 divestitures of its Rotron and Sealol Industrial Seals businesses (previously reported on Form 8-K dated April 16, 1998) for the fiscal twelve months then ended, Lumen's historical results for the year ended December 31, 1997 and ILC Technology, Inc.'s (ILC) historical results for the fiscal twelve months ended September 27, 1997 (which represented ILC's previous fiscal year end). ILC was acquired by Lumen on March 12, 1998. The unaudited pro forma consolidated income statement for the nine months ended September 27, 1998 includes columns representing the Company's historical results as adjusted for the divestiture of its Rotron and Sealol Industrial Seals businesses for the nine-month period then ended, Lumen's historical results for the nine months ended September 30, 1998 and ILC's historical results for the period from January 1 through March 12, 1998.

         The unaudited pro forma consolidated financial information is provided for informational purposes only and is not necessarily indicative of the Company's financial position or operating results that would have occurred had the acquisition been consummated on the dates, or at the beginning of the period, for which the consummation of the acquisition is being given effect, nor is it necessarily indicative of the Company's future operating results or financial position. The unaudited pro forma adjustments do not reflect any operating efficiencies and cost savings that the Company believes are achievable.

         The unaudited pro forma consolidated financial information has been prepared using the purchase method of accounting, whereby the total cost of the acquisition has been allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the effective date of the acquisition. Such allocations will be based on studies and independent valuations, which are currently being finalized. Accordingly, the allocations reflected in the unaudited pro forma consolidated financial information are preliminary and subject to revision. It is not expected that the final allocation of purchase price will produce materially different results from those presented herein.

                                   EG&G, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 27, 1998
                                 (In thousands)

                                         EG&G           LUMEN
                                      HISTORICAL     HISTORICAL     PRO FORMA
                                        9/27/98        9/30/98     ADJUSTMENTS        PRO FORMA
                                     -----------    -----------    -----------       -----------
Current Assets:
Cash and cash equivalents            $   178,649    $     1,994    $      --         $   180,643
Accounts receivable                      210,449         26,701           --             237,150
Inventories                              107,446         29,878          3,204(B)        140,528
Other current assets                      67,825          1,730           --              69,555
                                     -----------    -----------    -----------       -----------

        Total current assets             564,369         60,303          3,204           627,876


Property, plant and equipment, net       165,828         38,813         15,156(H)        219,797
Investments                               14,717           --             --              14,717
Intangible assets                        114,974         45,249        141,997(C)        302,220
Other assets                              64,529          7,436           --              71,965
                                     -----------    -----------    -----------       -----------

           Total assets              $   924,417    $   151,801    $   160,357       $ 1,236,575
                                     ===========    ===========    ===========       ===========


Current Liabilities:
Short-term debt and current
 portion of long-term                $    22,962    $    25,411    $   162,050(I)    $   210,423
Accounts payable                          73,233         11,028           --              84,261
Accrued restructuring costs               38,571           --            5,000(F)         43,571
Accrued expenses                         195,730         24,044         20,984(E)        240,758
                                     -----------    -----------    -----------       -----------

        Total current liabilities        330,496         60,483        188,034           579,013


Long-term debt                           114,867         36,986           --             151,853
Convertible subordinated notes              --           14,648(L)        --              14,648
Other long-term liabilities              101,677          7,570           --             109,247

Minority interests                          --              237           --                 237

Common stock                              60,102            207           (207)(D)        60,102
Retained earnings                        605,286         34,215        (30,015)(D)       609,486
Accumulated other comprehensive
 income                                    1,178            (38)            38(D)          1,178
Cost of shares held in treasury         (289,189)        (2,507)         2,507(D)       (289,189)
                                     -----------    -----------    -----------       -----------

        Total stockholders' equity       377,377         31,877        (27,677)          381,577
                                     -----------    -----------    -----------       -----------
           Total liabilities and
            stockholders' equity     $   924,417    $   151,801    $   160,357       $ 1,236,575
                                     ===========    ===========    ===========       ===========

The accompanying unaudited notes are an integral part of this pro forma consolidated financial information.

                                   EG&G, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 27, 1998
                                 (In thousands)


                                                    ROTRON &
                                       EG&G          SEALOL         EG&G          LUMEN         ILC TECH.
                                    HISTORICAL     PRO FORMA     EXCLUDING      HISTORICAL      HISTORICAL
                                     9 MONTHS     ADJUSTMENTS   DIVESTITURES     9 MONTHS     1/1/98 THROUGH
                                  ENDED 9/27/98       (A)         9/27/98     ENDED 9/30/98      3/12/98
                                  -------------  ------------   ------------  -------------   --------------
Sales                              $ 1,055,705   $   (22,666)   $ 1,033,039    $   105,885    $     8,052
Cost of Sales                          793,809       (14,064)   $   779,745         69,156          5,661
                                   -----------   -----------    -----------    -----------    -----------
  Gross Margin                         261,896        (8,602)       253,294         36,729          2,391

Research and development
 expenses                               32,383          (302)        32,081          3,341            565
Selling, general and
 administrative expenses               172,519        (6,173)       166,346         20,275            989
Restructuring charges                   54,500          --           54,500           --             --
Merger, spinoff & nonrecurring
 charges                                  --            --             --           16,704           --
Asset impairment charge                  7,400          --            7,400           --             --
Gains on dispositions                 (125,822)      125,822           --             --             --
                                   -----------   -----------    -----------    -----------    -----------

Operating income (loss) from
 continuing operations                 120,916      (127,949)        (7,033)        (3,591)           837
Other income (expense)                   1,845          --            1,845         (4,131)           (55)
                                   -----------   -----------    -----------    -----------    -----------

Income (loss) from continuing
 operations before income taxes        122,761      (127,949)        (5,188)        (7,722)           782
Provision (benefit) for income
 taxes                                  41,227       (38,355)         2,872          1,702            238
                                   -----------   -----------    -----------    -----------    -----------

Income (loss) from continuing
 operations                        $    81,534   $   (89,594)   $    (8,060)   $    (9,424)   $       544
                                   ===========   ===========    ===========    ===========    ===========

Basic earnings per share from
 continuing operations             $      1.79   $     (1.97)   $     (0.18)
Diluted earnings per share from
 continuing operations             $      1.77   $     (1.94)   $     (0.17)

Weighted average shares of
 common stock outstanding:
  Basic                                 45,552        45,552         45,552
  Diluted                               46,089        46,089         46,089


                                      PRO FORMA
                                     ADJUSTMENTS          PRO FORMA
                                    ------------         -----------
Sales                               $      --            $ 1,146,976
Cost of Sales                               487(H)           855,049
                                    -----------          -----------
  Gross Margin                             (487)             291,927

Research and development
 expenses                                  --                 35,987
Selling, general and
 administrative expenses                  4,825(G)(H)        192,435
Restructuring charges                   (54,500)(K)             --
Merger, spinoff & nonrecurring
 charges                                (16,704)(K)             --
Asset impairment charge                  (7,400)(K)             --
Gains on dispositions                      --                   --
                                    -----------          -----------

Operating income (loss) from
 continuing operations                   73,292               63,505
Other income (expense)                   (6,685)(I)           (9,026)
                                    -----------          -----------

Income (loss) from continuing
 operations before income taxes          66,607               54,479
Provision (benefit) for income
 taxes                                   16,242(J)            21,054
                                    -----------          -----------

Income (loss) from continuing
 operations                         $    50,365          $    33,425
                                    ===========          ===========

Basic earnings per share from
 continuing operations                                         $0.73
Diluted earnings per share from
 continuing operations                                         $0.73

Weighted average shares of
 common stock outstanding:
  Basic                                                       45,552
  Diluted                                                     46,089


The accompanying unaudited notes are an integral part of this pro forma consolidated financial information.

                                   EG&G, INC.
                UNAUDITED PRO FORMA CONSOLIDATED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 28, 1997
                                 (In thousands)


                                                     ROTRON &
                                        EG&G          SEALOL          EG&G         BEC GROUP    ILC TECH.
                                     HISTORICAL     PRO FORMA      EXCLUDING      HISTORICAL    HISTORICAL
                                       FISCAL      ADJUSTMENTS    DIVESTITURES      FISCAL        FISCAL
                                        1997           (A)            1997           1997          1997
                                    -----------    -----------    ------------   -----------    -----------
Sales                               $ 1,460,805    $  (158,237)   $ 1,302,568    $    48,128    $    55,518
Cost of Sales                         1,084,691        (95,755)       988,936         30,603         39,194
                                    -----------    -----------    -----------    -----------    -----------
  Gross Margin                          376,114        (62,482)       313,632         17,525         16,324

Research and development expenses        44,907         (2,659)        42,248          1,601          4,253
Selling, general and
 administrative expenses                243,409        (36,539)       206,870          9,304          7,508
Merger, spinoff & nonrecurring
 charges                                   --             --             --            9,571           --
Asset impairment charge                  28,200           --           28,200           --             --
Gains on dispositions                      --             --             --             --           (2,379)
                                    -----------    -----------    -----------    -----------    -----------

Operating income (loss) from
 continuing operations                   59,598        (23,284)        36,314         (2,951)         6,942
Other income (expense)                   (5,572)            85         (5,487)        (2,356)          (494)
                                    -----------    -----------    -----------    -----------    -----------

Income (loss) from continuing
 operations before income taxes          54,026        (23,199)        30,827         (5,307)         6,448
Provision (benefit) for income
 taxes                                   23,381         (6,491)        16,890         (1,656)         1,608
                                    -----------    -----------    -----------    -----------    -----------

Income (loss) from continuing
 operations                         $    30,645    $   (16,708)   $    13,937    $    (3,651)   $     4,840
                                    ===========    ===========    ===========    ===========    ===========

Basic earnings per share from
 continuing operations              $      0.67    $     (0.37)   $      0.30
Diluted earnings per share from
 continuing operations              $      0.67    $     (0.37)   $      0.30

Weighted average shares of common
 stock outstanding:
  Basic                                  45,757         45,757         45,757
  Diluted                                45,898         45,898         45,898


                                       PRO FORMA
                                      ADJUSTMENTS           PRO FORMA
                                      -----------          -----------
Sales                                 $      --            $ 1,406,214
Cost of Sales                               4,077(B)(H)      1,062,810
                                      -----------          -----------
  Gross Margin                             (4,077)             343,404

Research and development expenses            --                 48,102
Selling, general and
 administrative expenses                    6,902(G)(H)        230,584
Merger, spinoff & nonrecurring
 charges                                   (9,571)(K)             --
Asset impairment charge                   (28,200)(K)             --
Gains on dispositions                       2,379(K)              --
                                      -----------          -----------

Operating income (loss) from
 continuing operations                     24,413               64,718
Other income (expense)                     (8,913)(I)          (17,250)
                                      -----------          -----------

Income (loss) from continuing
 operations before income taxes            15,500               47,468
Provision (benefit) for income
 taxes                                      2,610(J)            19,452
                                      -----------          -----------

Income (loss) from continuing
 operations                           $    12,890          $    28,016
                                      ===========          ===========

Basic earnings per share from
 continuing operations                                     $      0.61
Diluted earnings per share from
 continuing operations                                     $      0.61

Weighted average shares of common
 stock outstanding:
  Basic                                                         45,757
  Diluted                                                       45,898


The accompanying unaudited notes are an integral part of this pro forma consolidated financial information.

                                   EG&G, INC.
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

Note 1) The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's estimates of respective fair values. The pro forma consolidated balance sheet adjustments presented are as of December 16, 1998. Some allocations are based on studies and independent valuations which are currently being finalized. Management does not believe that the final purchase price allocation will produce materially different results than those reflected in the pro forma consolidated financial statements. Additionally, management expects the Lumen restructuring plans to be finalized by the end of the year. The components of the purchase price and preliminary allocation are as follows:

Cash paid to Lumen for stock and options                              $ 162,050
Debt assumed                                                             74,388
Value of option rollover                                                  6,500
Deferred purchase price for subsidiary minority interest                  6,000
Acquisition costs                                                         3,925
                                                                      ---------
         Total consideration & acquisition costs                        252,863

Preliminary allocation of purchase price:
         Current assets                                                  66,829
         Property, plant & equipment                                     52,525
         Other assets                                                       430
         Identifiable intangible assets                                  11,800
         In-process research and development                              2,300
         Goodwill                                                       175,446
         Current liabilities                                            (50,097)
         Other liabilities                                               (6,370)

(A) Represent adjustments to eliminate the results of operations of the Rotron and Sealol Industrial Seals businesses that were sold by the Company on January 9, 1998 and April 1, 1998, respectively, as well as the related gains on dispositions.

(B) Represents the write-up to fair value of Lumen work-in-process and finished goods inventory as of the acquisition date. This amount will be charged to cost of sales as the related inventory is sold and has been reflected as such in the pro forma income statement for the year ended December 28, 1997.

(C) Includes approximately $11.8 million of acquired intangible assets representing the fair value assigned to trademarks, trade names and patents by an independent third party appraiser. Acquired intangible assets will be amortized over their useful life of 10 years. Approximately $175,446 represents the excess of consideration paid over the fair market value of Lumen's net assets (goodwill) and will be amortized over 30 years. Such amount reflects an incremental goodwill amount of $130,197 over the historical goodwill included in Lumen's balance sheet as of September 30, 1998.

(D) Reflects the elimination of Lumen's historical equity accounts. Additionally, the adjustment to retained earnings includes (a) the fair value of Company's options issued in exchange for Lumen options totaling $6.5 million and
(b) $2.3 million that was allocated to in-process research and development for projects that had not reached technological feasibility as of the acquisition date and for which no alternative use existed. The estimated fair value was based on a risk-adjusted cash flow and was determined by an independent third party appraiser. This amount was expensed as a nonrecurring, non-tax deductible charge upon consummation of the acquisition and has been reflected as a reduction to retained earnings. The in-process research and development has not been included in the pro forma combined income statements due to its nonrecurring nature.

(E) Includes adjustments to accrue transaction costs, record deferred taxes resulting from purchase accounting and reflect the fair value of accrued liabilities as of the acquisition date. Approximately $6 million represents deferred purchase price related to minority ownership in a Lumen subsidiary.

(F) Represents the estimate of restructuring charges related to Lumen to be incurred in connection with the acquisition. The restructuring plans include initiatives to integrate the operations of the Company and Lumen, consolidate duplicate facilities and reduce overhead. Management is in the process of finalizing its restructuring plans related to Lumen, and accordingly, the amounts recorded are based on management's current estimate of those costs. Management expects that most of the restructuring actions related to the plan will be completed within the next year.

(G) Includes additional amortization related to goodwill and acquired intangible assets amortization as follows:

                                                          12/97            9/98
Goodwill                                                 $5,848           $4,386
Acquired intangibles                                      1,180              885
                                                         ------           ------
    Total amortization                                    7,028            5,271
Historical amortization                                     500              655
                                                         ------           ------
    Pro forma adjustment                                 $6,528           $4,616
                                                         ------           ------

(H) Represents the write-up to fair value of Lumen property, plant & equipment as of the acquisition date. The pro forma consolidated income statements include additional depreciation expense related to these write-ups of $873 and $487 for cost of sales and $374 and $209 for selling, general and administrative expenses for the fiscal year ended December 28, 1997 and nine months ended September 27, 1998, respectively.

(I) Reflects $162,050 of cash paid to Lumen for stock and options and incremental interest expense. The Company has currently financed this amount with available cash and short-term debt consisting of commercial paper borrowings with a weighted-average interest rate of 5.5% at year end. A 1/8 of one percent change in the base rate would change annual interest expense by approximately $203. The Company intends to refinance the outstanding debt with fixed rate debt during fiscal 1999.

(J) Income tax adjustments have been calculated using estimated statutory income tax rates. The primary difference between the provision calculated at statutory rates and the amount reflected in the pro forma adjustments column for the periods presented is attributable to nondeductible goodwill related the acquisition as well as certain nondeductible elements in the various historical non-recurring charges described in Note K below. The pro forma consolidated provision for income taxes may not represent amounts that would have resulted had the Company and Lumen filed consolidated income tax returns during the periods presented.

(K) Historical nonrecurring charges related to restructuring, asset impairments and merger/spinoff costs have been eliminated for purposes of the pro forma consolidated income statements.

(L) On February 16, 1999, the Company paid $15.5 million to retire the convertible subordinated notes. These notes were retired at a premium, and the payment was funded through additional commercial paper borrowings. Such retirement has not been reflected in this pro forma financial information.

(c)      Exhibits

         Exhibit 2 - Agreement and Plan of Merger dated as of October 21, 1998 by and among EG&G, Inc., Lighthouse Weston Corp. and Lumen Technologies, Inc. (incorporated by reference from Exhibit (c)(1) to
         Schedule 14D-1 filed by the Company with the Securities and Exchange Commission on October 27, 1998).

         Exhibit 22.1 - Consent of PriceWaterhouseCoopers LLP, Independent Accountants.

         Exhibit 22.2 - Consent of Arthur Andersen LLP, Independent Accountants.

         Exhibit 99.1 - Lumen Technologies, Inc. (formerly BEC Group, Inc.) Financial Statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

         Exhibit 99.2 - ILC Technology, Inc. Financial Statements as of September 27, 1997 and September 28, 1996 and for each of the three years in the period ended September 27, 1997.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     EG&G, Inc.


Date: March 9, 1999                                    By: /s/ Murray Gross
      -------------                                        ---------------------
                                                           Senior Vice President